UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

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FORM 8-K
______________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006
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PEREGRINE PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14272 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  Unregistered Sales of Equity Securities.

On July 21, 2006, Peregrine Pharmaceuticals, Inc. (the “Company”) received approximately $3.3 million from ZLP Master Fund, Ltd., an institutional investor (the “Investor”) upon the exercise of a warrant to purchase 4,648,846 shares of common stock at an exercise price of $0.71 per share. The warrant was originally issued on August 9, 2002 in connection with a financing transaction under a Securities Purchase Agreement completed on the same date. After the exercise of this warrant, the Company has outstanding warrants to purchase up to 2,165,807 shares of common stock with a weighted average exercise price of $1.17 per share and approximately 193,501,000 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: July 24, 2006	By:	/s/ Steven W. King
Steven W. King President and Chief Executive Officer, Director